Exhibit 3.21

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “KENNEDY WILSON PROPERTY SERVICES IV, L.P.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF LIMITED PARTNERSHIP, FILED THE TWENTY-EIGHTH DAY OF JANUARY, A.D. 2011, AT 6:41 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED PARTNERSHIP, “KENNEDY WILSON PROPERTY SERVICES IV, L.P.”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
4933589 8100H	AUTHENTICATION: 9938532
121158956	DATE: 10-23-12
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:52 PM 01/28/2011
FILED 06:41 PM 01/28/2011
SRV 110094333 - 4933589 FILE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

KENNEDY WILSON PROPERTY SERVICES IV, L.P.

This Certificate of Limited Partnership of Kennedy Wilson Property Services IV, L.P., dated January 28, 2011, is being duly executed and filed by Kennedy Wilson Property Services IV GP, LLC, as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C §17-101, et seq.).

1.	Name. The name of the limited partnership formed hereby is Kennedy Wilson Property Services IV, L.P.

2.	Registered Office. The address of the registered office of the Partnership in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801.

3.	The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801.

4.	General Partner. The name and the business address of the general partner of the Partnership is:

Kennedy Wilson Property Services IV GP, LLC

9701 Wilshire Boulevard, Suite 700

Beverly Hills, California 90212

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first-above written.

Kennedy Wilson Property Services IV GP, LLC,
a Delaware limited liability company, its general partner

By:	/s/ Barry Schlesinger
Name:	Barry Schlesinger
Title:	Manager